MGP Ingredients Reports Third Quarter 2026 Results
Company reaffirms full-year 2026 guidance, declares $0.12 quarterly dividend and will become Sempreon, Inc. (Nasdaq: CASK) on November 2
ATCHISON, Kan., October 28, 2026 - MGP Ingredients, Inc. (Nasdaq: MGPI), a leading provider of branded and distilled spirits and food ingredient solutions, which will change its name to Sempreon, Inc. and its ticker symbol to CASK on November 2, 2026, today reported results for the third quarter ended September 30, 2026. During the quarter, the company continued to execute against its strategic roadmap, reducing total debt by $28.4 million and delivering adjusted EBITDA and adjusted basic EPS ahead of its expectations.

Key Third Quarter Metrics

US$M, ex. per share	2026	2025
Consolidated sales	$117.9	$130.9
Gross profit	$40.5	$49.4
Gross margin	34.3%	37.8%
Net income	$6.9	$15.4
Adjusted net income	$8.6	$18.5
EPS, basic	$0.32	$0.71
Adjusted EPS, basic	$0.39	$0.85
Adjusted EBITDA	$21.5	$32.3
Capital expenditures, YTD	$11.0	$25.4
Net debt leverage ratio, as of 9.30.26	3.6x	1.8x

“Our third quarter results show that we are doing what we said we would do. Our cash flow from operations was $32 million during the quarter, and adjusted EBITDA, adjusted basic EPS and ending net leverage each came in better than our expectations. As a result, we are reaffirming guidance,” said Julie Francis, president and CEO. “In Branded Spirits, Penelope Bourbon sales grew 12% and our mid-priced brands grew 6%. Distilling Solutions continued to navigate an oversupplied market and Ingredient Solutions grew sales by 5%. As we become Sempreon on November 2, our focus remains on executing our strategic roadmap in each of our three businesses, supported by our financial discipline and our strong right to win.”

Consolidated Results
Third quarter 2026 versus prior year
–Sales decreased by 10% to $117.9 million, primarily due to expected lower brown goods sales in Distilling Solutions and lower sales of international private label bottled products within the Branded Spirits’ other category, partially offset by higher Ingredient Solutions sales.
–Gross profit decreased 18% to $40.5 million and gross margin declined approximately 350 basis points to 34.3%, as higher waste starch stream costs in Ingredient Solutions, higher costs in Branded Spirits and lower brown goods volume more than offset lower distillation costs in Distilling Solutions.
–Operating income decreased 43% to $12.0 million. On an adjusted basis, operating income decreased by 44% to $14.0 million.
–Adjusted EBITDA decreased 33% to $21.5 million.
–Advertising and promotion expenses decreased 4% to $6.4 million, reflecting the timing of spend throughout the year as well as savings resulting from outside agency consolidation.
–Selling, general and administrative expense increased 14%, primarily due to a higher incentive compensation accrual, partially offset by cost savings initiatives. Adjusted SG&A increased 13% and represented 17% of consolidated sales.
–Net income was $6.9 million and basic EPS was $0.32. On an adjusted basis, net income and basic EPS were $8.6 million and $0.39 per share, respectively.
–Year-to-date operating cash outflows were $8.9 million, inclusive of $48.7 million of the Penelope earnout payment classified in operating activities; excluding that payment, year-to-date operating cash inflows were $39.8 million. The net debt leverage ratio was approximately 3.6x at September 30, 2026.

Branded Spirits
Third quarter 2026 versus prior year
–Sales of $58.2 million decreased 4% versus $60.7 million.
–Gross profit of $29.2 million decreased 9% versus $32.2 million.
–Gross margin of 50.2% decreased by 280 basis points versus 53.0%.

Key developments versus prior year
–Excluding the other products category, which consists primarily of international sales of private label bottled products, sales were in line with the prior year and were negatively impacted by distributor system cutovers.
–Premium plus sales decreased by 1%. Penelope Bourbon sales increased 12%.
–Combined sales of the mid- and value-priced portfolios improved slightly, with mid-priced offerings growing 6%, led by Ezra Brooks 90 Proof, Exotico tequila and Juarez tequila.

Distilling Solutions
Third quarter 2026 versus prior year
–Sales of $29.0 million decreased 29% versus $40.9 million.
–Gross profit of $9.4 million decreased 34% versus $14.2 million.
–Gross margin of 32.4% decreased by 230 basis points versus 34.7%.

Key developments versus prior year
–As expected, elevated industry-wide barrel inventories resulted in a 47% decline in brown goods sales.
–Sales of white goods and other co-products increased 32% primarily due to higher sales volumes.
–Warehouse services revenue increased 3%.
–Higher white goods production volumes and cost savings initiatives led to lower distillation costs, partially offsetting the impact of lower brown goods sales.

Ingredient Solutions
Third quarter 2026 versus prior year
–Sales of $30.8 million increased 5% versus $29.3 million.
–Gross profit of $1.8 million decreased 39% versus $3.0 million.
–Gross margin of 6.0% decreased 430 basis points versus 10.3%.

Key developments versus prior year
–Sales growth was driven by higher sales of specialty wheat proteins, including textured proteins, and biofuel and other byproducts, partially offset by lower specialty wheat starch sales volumes primarily due to longer-than-expected downtime following a scheduled plant shutdown.
–Higher waste starch stream costs pressured profitability, partially offset by an initial insurance recovery payment related to a 2025 equipment outage.

2026 Financial Outlook
MGP reaffirmed its consolidated guidance for fiscal 2026:
•Sales projected to be in the range of $480 million to $500 million.
•Adjusted EBITDA expected to be between $90 million to $98 million.
•Adjusted basic EPS expected to be in the $1.50 to 1.80 range, with weighted average basic shares outstanding of approximately 21.4 million.
•An effective tax rate of approximately 23%.
•Full-year capital expenditures expected to be approximately $20 million.

Dividend Distribution
The company’s Board of Directors declared a dividend of $0.12 per share of common stock. The dividend is payable on November 27, 2026, to stockholders of record as of November 13, 2026.

Corporate Name Change and Ticker Change
As announced on October 15, 2026, the company’s name will change to Sempreon, Inc. and its Nasdaq ticker symbol will change to “CASK” effective November 2, 2026. The company’s CUSIP number will remain unchanged.

Conference Call and Webcast Information
MGP Ingredients will host a conference call today at 10 a.m. ET, October 28, 2026, to discuss the results, provide a general business update, and answer questions. Please visit the News and Events section of the company’s Investor Relations website to access the webcast. Investors can also dial (844) 308-6398 or (412) 717-9605 (international) to listen to the call. A replay will be available on the company’s website approximately 24 hours after the call concludes.

About MGP Ingredients, Inc.
MGP Ingredients Inc. (Nasdaq: MGPI) has been formulating excellence since 1941 by bringing product ideas to life across the alcoholic beverage and specialty ingredient industries through three segments: Branded Spirits, Distilling Solutions and Ingredient Solutions. MGPI is one of the leading spirits distillers with an award-winning portfolio of premium brands including Penelope, Rebel, Remus and Yellowstone bourbons and El Mayor tequila, under the Luxco umbrella. With distilleries in Indiana and Kentucky; a tequila distillery in Arandas, Mexico; and bottling operations in Missouri, Ohio and Northern Ireland, the company creates distilled spirits for customers including many world-renowned spirits brands. In addition, the company’s high-quality specialty fiber, protein and starch ingredients provide functional, nutritional and sensory solutions for a wide range of food products. On November 2, 2026, MGP Ingredients, Inc. will become Sempreon, Inc. To learn more visit MGPIngredients.com.

Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements about the ability of MGP Ingredients, Inc. (the “Company” or “MGP”) to execute its roadmap; and the Company’s 2026 outlook, including its expectations for sales, adjusted EBITDA, adjusted basic earnings per share (“EPS”), shares outstanding, tax rate, and capital expenditures. Forward looking statements are usually identified by or are associated with words such as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “project,” “forecast,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and similar terminology. These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, Company financial results, and Company financial condition and are not guarantees of future performance.

All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially from our expectations include without limitation any effects of changes in consumer preferences and purchases and our ability to anticipate or react to those changes; our ability to compete effectively and any effects of industry dynamics and market conditions; unfavorable economic conditions; damage to our reputation or that of any of our key customers or their brands; failure to introduce successful new brands and products or have effective marketing or advertising; changes in public opinion about alcohol or our products; our reliance on our distributors to distribute our branded spirits; our reliance on fewer, more profitable customer relationships; interruptions in our operations or a catastrophic event at our facilities; decisions concerning the quantity of maturing stock of our aged distillate; any inability to successfully complete our capital projects or fund capital expenditures or any warehouse expansion issues; our reliance on a limited number of suppliers; work disruptions or stoppages; climate change and measures to address climate change; regulation and taxation and compliance with existing or future laws and regulations; tariffs, trade relations, and trade policies; excise taxes, incentives and customs duties; our ability to protect our intellectual property rights and defend against alleged intellectual property rights infringement claims; failure to secure and maintain listings in control states; labeling or warning requirements or limitations on the availability of our products; product recalls or other product liability claims; anti-corruption laws, trade sanctions, and restrictions; litigation or legal proceedings; limited rights of common stockholders and anti-takeover provisions in our governing documents; the impact of issuing shares of our common stock; higher costs or the unavailability and cost of raw materials, product ingredients, energy resources, or labor; failure of our information technology systems, networks, processes, associated sites, or service providers; inability to successfully implement our strategies; interest rate increases; reliance on key personnel; impairment charges; commercial, political, and financial risks; covenants and other provisions in our credit arrangements; pandemics or other health crises; ability to pay any dividends and make any share repurchases. For further information on these risks and uncertainties and other factors that could affect the Company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and its Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2026, as well as the Company’s other SEC filings. The Company undertakes no obligation to update any forward-looking statements or information in this press release, except as required by law.

Non-GAAP Financial Measures
In addition to reporting financial information in accordance with U.S. GAAP, the Company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, GAAP. In addition to the comparable GAAP measures, the Company has disclosed adjusted selling, general, and administrative expenses (“SG&A”), adjusted operating income, adjusted income before income taxes, adjusted net income, adjusted MGP earnings, adjusted EBITDA, net debt, net debt leverage ratio, and adjusted basic and diluted EPS, as well as guidance for adjusted EBITDA and adjusted basic EPS. The presentation of these non-GAAP financial measures should be reviewed in conjunction with SG&A, operating income, income before income taxes, net income, net income used in earnings per common share calculation, debt, and basic and diluted EPS computed in accordance with U.S. GAAP and should not be considered a substitute for the GAAP measure. We believe that the non-GAAP measures provide useful information to investors regarding the Company's performance and overall results of operations. In addition, management uses these non-GAAP measures in conjunction with GAAP measures when evaluating the Company’s operating results compared to prior periods on a consistent basis, assessing financial trends, and for forecasting purposes. Non-GAAP financial measures may not provide information that is directly comparable to other companies, even if similar terms are used to identify such measures. The attached schedules provide a full reconciliation of historical non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure. Full year 2026 guidance measures of adjusted EBITDA and adjusted basic EPS are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measures because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include without limitation, acquisition related expenses, restructuring and related expenses, and other items not reflective of the Company's ongoing operations.

For More Information Contact:

For Investor Relations: investor.relations@mgpi.com	For Media Inquiries: The Brand Guild mgpcorporate@thebrandguild.com

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
(Dollars in thousands, except share and per share amounts)

	Quarter Ended September 30,		Year to Date Ended September 30,
	2026	2025	2026	2025
Sales	$117,911	$130,912	$348,695	$398,059
Cost of sales	77,452	81,479	228,183	246,909
Gross profit	40,459	49,433	120,512	151,150

Advertising and promotion expenses	6,408	6,691	18,282	21,776
Selling, general, and administrative expenses	21,520	18,926	62,823	63,287
Provision for credit loss	—	—	2,148	—
Impairment and other	514	—	180,791	—
Change in fair value of contingent consideration	—	2,800	—	25,500
Operating income (loss)	12,017	21,016	(143,532)	40,587

Interest expense, net	(3,363)	(1,739)	(7,663)	(5,490)
Other income, net	281	428	530	957
Income (loss) before income taxes	8,935	19,705	(150,665)	36,054

Income tax expense (benefit)	2,047	4,276	(34,755)	9,255
Net income (loss)	6,888	15,429	(115,910)	26,799

Attributable to noncontrolling interest	—	(7)	3	25
Net income (loss) attributable to MGP Ingredients, Inc.	6,888	15,422	(115,907)	26,824

Attributable to participating securities	(85)	(190)	(101)	(322)
Net income (loss) used in earnings per common share calculation	$6,803	$15,232	$(116,008)	$26,502

Weighted average common shares
Basic	21,457,947	21,373,300	21,427,069	21,359,051
Diluted	21,457,947	21,373,300	21,427,069	21,359,051

Earnings per common share
Basic	$0.32	$0.71	$(5.41)	$1.24
Diluted	$0.32	$0.71	$(5.41)	$1.24

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	September 30, 2026	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$13,601	$18,460
Receivables, net	94,618	116,160
Inventory	400,979	382,741
Prepaid expenses	3,791	2,139
Refundable income taxes	—	3,209
Total current assets	512,989	522,709

Property, plant, and equipment	578,740	594,898
Less accumulated depreciation and amortization	(283,378)	(266,911)
Property, plant, and equipment, net	295,362	327,987
Operating lease right-of-use assets, net	10,217	13,847
Investment in joint venture	7,001	8,211
Intangible assets, net	205,265	244,696
Goodwill	—	115,667
Other assets	3,238	2,747
TOTAL ASSETS	$1,034,072	$1,235,864

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$6,400	$6,400
Accounts payable	42,311	54,589
Contingent consideration	—	110,800
Federal and state excise taxes payable	1,899	5,755
Income taxes payable	4,215	—
Accrued expenses and other	19,405	22,507
Total current liabilities	74,230	200,051

Long-term debt, less current maturities	138,414	49,735
Convertible senior notes	196,422	196,183
Long-term operating lease liabilities	7,322	10,561
Other noncurrent liabilities	3,213	2,534
Deferred income taxes	17,497	60,010
Total liabilities	437,098	519,074
Total equity	596,974	716,790
TOTAL LIABILITIES AND TOTAL EQUITY	$1,034,072	$1,235,864

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in thousands)

	Year to Date Ended September 30,
	2026	2025
Cash Flows from Operating Activities
Net income (loss)	$(115,910)	$26,799
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	19,069	17,824
Goodwill and other long-lived assets impairment	179,526	—
Share-based compensation	4,002	3,320
Equity method investment gain	(290)	(869)
Deferred income taxes, including change in valuation allowance	(42,729)	(25)
Change in fair value of contingent consideration	—	25,500
Payment of contingent consideration	(48,700)	—
Other, net	803	594
Changes in operating assets and liabilities:
Receivables, net	21,494	41,699
Inventory	(18,191)	(19,935)
Prepaid expenses	(1,419)	(163)
Income taxes payable	7,424	1,442
Accounts payable	(8,172)	(8,446)
Accrued expenses and other	(2,521)	7,689
Federal and state excise taxes payable	(3,856)	(2,906)
Other, net	610	(74)
Net cash provided by (used in) operating activities	(8,860)	92,449

Cash Flows from Investing Activities
Additions to property, plant, and equipment	(14,878)	(40,674)
Distributions from equity method investment	1,500	—
Other, net	168	(14)
Net cash used in investing activities	(13,210)	(40,688)

Cash Flows from Financing Activities
Payment of dividends and dividend equivalents	(7,797)	(7,739)
Repurchase of Common Stock	(921)	(1,035)
Loan fees paid related to borrowings	—	(2,712)
Proceeds from long-term debt	145,000	28,000
Principal payments on long-term debt	(56,800)	(80,800)
Payment of contingent consideration	(62,100)	—
Net cash provided by (used in) financing activities	17,382	(64,286)

Effect of exchange rate changes on cash and cash equivalents	(171)	699
Decrease in cash and cash equivalents	(4,859)	(11,826)
Cash and cash equivalents, beginning of period	18,460	25,273
Cash and cash equivalents, end of period	$13,601	$13,447

MGP INGREDIENTS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO ADJUSTED NON-GAAP MEASURES (UNAUDITED)
(in thousands, except per share amounts)

	Quarter Ended September 30, 2026
	SG&A	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$21,520	$12,017	$8,935	$6,888	$6,803	$0.32
Adjusted to remove:
Impairment and other (b)	—	514	514	441	436	0.02
Executive transition costs (c)	(609)	609	609	523	517	0.02
Professional service fees (d)	(21)	21	21	18	18	—
Restructuring and other costs (e)	(821)	821	821	705	696	0.03
Adjusted Non-GAAP results	$20,069	$13,982	$10,900	$8,575	$8,470	$0.39

	Quarter Ended September 30, 2025
	SG&A	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$18,926	$21,016	$19,705	$15,429	$15,232	$0.71
Adjusted to remove:
Executive transition costs (c)	(1,143)	1,143	1,143	895	885	0.04
Fair value of contingent consideration(g)	—	2,800	2,800	2,192	2,169	0.10
Adjusted Non-GAAP results	$17,783	$24,959	$23,648	$18,516	$18,286	$0.85

	Year to Date Ended September 30, 2026
	SG&A	Operating Income (loss)	Income (loss) before Income Taxes	Net Income (loss)	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$62,823	$(143,532)	$(150,665)	$(115,910)	$(116,008)	$(5.41)
Adjusted to remove:
Impairment and other (b)	—	180,791	180,791	138,594	138,594	6.47
Executive transition costs (c)	(1,314)	1,314	1,314	1,194	1,194	0.06
Professional service fees (d)	(271)	271	271	246	246	0.01
Restructuring and other costs (e)	(3,062)	3,062	3,062	2,781	2,781	0.13
Income tax items(f)	—	—	—	747	747	0.03
Adjusted Non-GAAP results	$58,176	$41,906	$34,773	$27,652	$27,554	$1.29

	Year to Date Ended September 30, 2025
	SG&A	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$63,287	$40,587	$36,054	$26,799	$26,502	$1.24
Adjusted to remove:
Fair value of contingent consideration(g)	—	25,500	25,500	18,947	18,736	0.88
Professional service fees (d)	(382)	382	382	284	281	0.01
Executive transition costs (c)	(1,825)	1,825	1,825	1,356	1,341	0.06
Restructuring and other costs (e)	(613)	613	613	455	450	0.02
Adjusted Non-GAAP results	$60,467	$68,907	$64,374	$47,841	$47,310	$2.21

MGP INGREDIENTS, INC.
DESCRIPTION OF NON-GAAP ITEMS

(a)MGP Earnings is defined as "Net income used in Earnings Per Common Share calculation," which accounts for the impacts of the earnings attributable to noncontrolling interest and earnings attributable to participating securities.

(b)Impairment and other relates to the first quarter of 2026 write-down of goodwill, indefinite-lived intangible assets and other long-lived assets as well as expenses incurred related to the idled Kentucky facilities. It is included in the Condensed Consolidated Statement of Income (Loss) as a component of operating income and relates to the Branded Spirits segment.

(c)The executive transition costs are included in the Condensed Consolidated Statement of Income (Loss) within the selling, general, and administrative line item. The adjustment includes costs related to the transition of certain executive and board of director positions.

(d)The professional services fees are included in the Condensed Consolidated Statement of Income (Loss) within the selling, general, and administrative line item. The adjustment includes costs related to professional services in conjunction with the goodwill and indefinite-lived intangible assets impairment valuation.

(e)The restructuring and other costs are included in the Condensed Consolidated Statement of Income (Loss) within the selling, general, and administrative line item. The adjustment includes special one-time severance costs related to the reduction in force that occurred during the period and other special project costs related to the corporate name change.

(f)Income tax items are included in the Condensed Consolidated Statement of Income (Loss) within the income tax expenses. The adjustment relates to the impacts of state law changes on the Company’s deferred tax balances.

(g)Fair value of contingent consideration relates to the quarterly adjustment of the contingent consideration liability related to the acquisition of Penelope Bourbon LLC. It is included in the Condensed Consolidated Statement of Income (Loss) as a component of operating income and relates to the Branded Spirits segment.

MGP INGREDIENTS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

	Quarter Ended September 30,		Year to Date Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$6,888	$15,429	$(115,910)	$26,799
Interest expense	3,363	1,739	7,663	5,490
Income tax expense (benefit)	2,047	4,276	(34,755)	9,255
Depreciation and amortization	6,418	6,186	19,069	17,824
Share based compensation (a)	1,388	1,057	3,629	3,087
Equity method investment gain	(140)	(375)	(290)	(869)
Executive transition costs	609	1,143	1,314	1,825
Restructuring and other costs	821	—	3,062	613
Impairment and other (b)	71	—	180,053	—
Professional service fees	21	—	271	382
Fair value of contingent consideration	—	2,800	—	25,500
Adjusted EBITDA	$21,486	$32,255	$64,106	$89,906

(a) This amount excludes share based compensation related to executive transition costs and one-time severance costs (benefits).
(b) This amount excludes depreciation expense related to the idled facility as it is included in depreciation and amortization expense.

The non-GAAP adjusted EBITDA measure is defined as earnings before interest expense, income tax expense (benefit), depreciation and amortization, share based compensation, equity method investment gain, executive transition costs, restructuring and other costs, impairment and other, fair value of contingent consideration, and professional service fees.

See "Reconciliation of selected GAAP measure to adjusted non-GAAP measures" for further details on selected non-GAAP items.

MGP INGREDIENTS, INC.
NET DEBT LEVERAGE RATIO (UNAUDITED)
(in thousands)

	Quarter Ended December 31, 2025	Quarter Ended March 31, 2026	Quarter Ended June 30, 2026	Quarter Ended September 30, 2026	TTM(a) September 30, 2026
Net income (loss)	$(134,631)	$(134,807)	$12,009	$6,888	$(250,541)
Interest expense	1,554	1,421	2,879	3,363	9,217
Income tax expense (benefit)	(1,773)	(39,865)	3,063	2,047	(36,528)
Depreciation and amortization	6,262	6,265	6,386	6,418	25,331
Share based compensation(c)	1,129	923	1,318	1,388	4,758
Equity method investment loss (gain)	(318)	19	(169)	(140)	(608)
Impairment and other (d)	152,622	179,526	456	71	332,675
Professional service fees	113	—	250	21	384
Executive transition costs	953	333	372	609	2,267
Restructuring and other costs	190	1,197	1,044	821	3,252
Adjusted EBITDA	$26,101	$15,012	$27,608	$21,486	$90,207

Total debt					$341,236
Cash and cash equivalents					13,601
Net debt					$327,635

Net debt leverage ratio(b)					3.6

(a) TTM is defined as trailing twelve months.
(b) Net debt leverage ratio is defined as net debt divided by adjusted EBITDA.
(c) This amount excludes share based compensation related to executive transition costs and one-time severance costs (benefits).
(d) This amount excludes depreciation expense related to the idled facility as it related to depreciation and amortization expense.

See "Reconciliation of selected GAAP measure to adjusted non-GAAP measures" for further details on selected non-GAAP items.

MGP INGREDIENTS, INC.
OPERATING SEGMENT RESULTS (UNAUDITED)
(Dollars in thousands)

	BRANDED SPIRITS
	Quarter Ended September 30,		Quarter versus Quarter Change Increase/(Decrease)
	2026	2025	$ Change	% Change
Premium plus	$31,871	$32,119	$(248)	(1)%
Mid	15,661	14,835	826	6
Value	7,612	8,170	(558)	(7)
Other	3,054	5,624	(2,570)	(46)
Total Branded Spirits Sales	$58,198	$60,748	$(2,550)	(4)%

Gross profit	$29,219	$32,220	$(3,001)	(9)%
Gross margin %	50.2%	53.0%		(2.8)	pp(a)

Operating income	$15,128	$14,751	$377	3%
Depreciation and amortization	$2,145	$2,157	$(12)	(1)%

	DISTILLING SOLUTIONS
	Quarter Ended September 30,		Quarter versus Quarter Change Increase/(Decrease)
	2026	2025	$ Change	% Change
Brown goods	$14,976	$28,512	$(13,536)	(47)%
Warehouse services	8,266	8,052	214	3
White goods and other co-products	5,718	4,317	1,401	32
Total Distilling Solutions Sales	$28,960	$40,881	$(11,921)	(29)%

Gross profit	$9,394	$14,200	$(4,806)	(34)%
Gross margin %	32.4%	34.7%		(2.3)	pp(a)

Operating income	$8,723	$13,304	$(4,581)	(34)%
Depreciation and amortization	$1,748	$2,041	$(293)	(14)%

	INGREDIENT SOLUTIONS
	Quarter Ended September 30,		Quarter versus Quarter Change Increase / (Decrease)
	2026	2025	$ Change	% Change
Specialty wheat starches	$14,888	$16,965	$(2,077)	(12)%
Specialty wheat proteins	10,278	8,905	1,373	15
Commodity wheat starches	2,663	2,317	346	15
Commodity wheat proteins	924	993	(69)	(7)
Biofuel and other	2,000	103	1,897	1,842
Total Ingredient Solutions Sales	$30,753	$29,283	$1,470	5%

Gross profit	$1,846	$3,013	$(1,167)	(39)%
Gross margin %	6.0%	10.3%		(4.3)	pp(a)

Operating income	$1,131	$1,809	$(678)	(37)%
Depreciation and amortization	$2,167	$1,635	$532	33%
(a) Percentage points (“pp”).

MGP INGREDIENTS, INC.
OPERATING SEGMENT RESULTS (UNAUDITED)
(Dollars in thousands)

	BRANDED SPIRITS
	Year to Date Ended September 30,		Year to Date versus Year to Date Sales Change Increase/(Decrease)
	2026	2025	$ Change	% Change
Premium plus	$87,167	$85,536	$1,631	2%
Mid	45,129	43,355	1,774	4
Value	22,439	24,447	(2,008)	(8)
Other	7,330	16,157	(8,827)	(55)
Total Branded Spirits Sales	$162,065	$169,495	$(7,430)	(4)%

Gross profit	$81,951	$86,402	$(4,451)	(5)%
Gross margin %	50.6%	51.0%		(0.4)	pp(a)

Operating income (loss)	$(142,038)	$14,342	$(156,380)	(1,090)%
Depreciation and amortization	$6,448	$6,442	$6	—%

	DISTILLING SOLUTIONS
	Year to Date Ended September 30,		Year to Date versus Year to Date Sales Change Increase/(Decrease)
	2026	2025	$ Change	% Change
Brown goods	$44,145	$97,225	$(53,080)	(55)%
Warehouse services	25,180	24,130	1,050	4
White goods and other co-products	16,855	16,469	386	2
Total Distilling Solutions Sales	$86,180	$137,824	$(51,644)	(37)%

Gross profit	$29,321	$51,692	$(22,371)	(43)%
Gross margin %	34.0%	37.5%		(3.5)	pp(a)

Operating income	$27,143	$48,927	$(21,784)	(45)%
Depreciation and amortization	$5,313	$6,121	$(808)	(13)%

	INGREDIENT SOLUTIONS
	Year to Date Ended September 30,		Year to Date versus Year to Date Sales Change Increase/(Decrease)
	2026	2025	$ Change	% Change
Specialty wheat starches	$52,193	$51,292	$901	2%
Specialty wheat proteins	35,735	28,865	6,870	24
Commodity wheat starches	7,950	8,097	(147)	(2)
Commodity wheat proteins	1,383	2,383	(1,000)	(42)
Biofuel and other	3,189	103	3,086	2,996
Total Ingredient Solutions Sales	$100,450	$90,740	$9,710	11%

Gross profit	$9,240	$13,056	$(3,816)	(29)%
Gross margin %	9.2%	14.4%		(5.2)	pp(a)

Operating income	$6,768	$9,107	$(2,339)	(26)%
Depreciation and amortization	$6,244	$4,213	$2,031	48%
(a) Percentage points (“pp”).

MGP INGREDIENTS, INC.
DILUTIVE SHARES OUTSTANDING CALCULATION (UNAUDITED)

	Quarter Ended September 30,		Year to Date Ended September 30,
	2026	2025	2026	2025
Principal amount of the bonds	$201,250,000	$201,250,000	$201,250,000	$201,250,000
Par value	$1,000	$1,000	$1,000	$1,000
Number of bonds outstanding (a)	201,250	201,250	201,250	201,250

Initial conversion rate	10.3911	10.3911	10.3911	10.3911
Conversion price	$96.23620	$96.23620	$96.23620	$96.23620

Average share price (b)	$16.55156	$28.99063	$18.98037	$30.67755
Impact of conversion (c)	$—	$—	$—	$—

Cash paid for principal	(201,250,000)	(201,250,000)	(201,250,000)	(201,250,000)
Conversion premium	$—	$—	$—	$—

Average share price	$16.55156	$28.99063	$18.98037	$30.67755
Conversion premium in shares (d) (e)	—	—	—	—

(a)Number of bonds outstanding is calculated by taking the principal amount of the bonds divided by the par value.

(b)Average share price is calculated by taking the average of the daily closing share price for the period. If the average share price is less than the conversion price of $96.23620 per share, the impact to EPS is anti-dilutive and therefore the shares were excluded from the diluted EPS calculation.

(c)Impact of conversion is calculated by taking the number of bonds outstanding multiplied by the initial conversion rate multiplied by the average share price. If the average share price is less than the conversion price then the impact of conversion is zero.

(d)The impacts of the Convertible Senior Notes are included in the diluted weighted average common shares outstanding if the impact is dilutive. The Convertible Senior Notes would only have a dilutive impact if the average market price per share during the quarter exceed the conversion price of $96.23620 per share.

(e)Conversion premium in shares is calculated by taking the conversion premium divided by the average share price. If the average share price is less than the conversion price, then the conversion premium in shares is zero.